UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

INTEGRAL TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Integral Technologies, Inc.

3605 Eastside Park Road, Suite 1

Evansville, IL 47715

(812) 812-2037

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

You are not being asked to approve anything. This Information Statement is being provided to you solely for your information.

Dear Integral Technologies, Inc. Shareholders:

This Information Statement is being furnished to the holders of common stock, par value $0.001 per share, of Integral Technologies, Inc., a Nevada Corporation (“Integral Technologies,” “the Company,” “we,” “our” or “us”) in accordance with Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), and Schedule 14C promulgated thereunder. This Information Statement relates to the approval of the actions described below, which were authorized by the unanimous written consent of the Board of Directors of Integral Technologies, Inc. (the “Board”) and by written consent of a majority of the voting power of the Company’s issued and outstanding capital stock, in lieu of a meeting of the shareholders. The action approved grants the Board discretionary authority, without further shareholder approval, to file Certificates of Amendment to the Company’s Articles of Incorporation (the “Amendments”) to (i) effect an increase in the number of authorized shares of our common stock from 1,000,000,000 to 2,000,000,000 (the “Authorized Share Increase”) and (ii) effect a reverse stock split of the issued and outstanding shares of the Company’s common stock at a ratio of 1-for-8 (the “Reverse Stock Split”). The Company shall file the Amendments with the Secretary of State of the State of Nevada.

On March 9, 2026, the Board approved the Authorized Share Increase and the Reverse Stock Split. In addition, on March 23, 2026, the holder of over 50.1% of the Company’s voting power (the “Majority Shareholders”) executed a written consent, in lieu of a meeting of shareholders, approving the Authorized Share Increase and the Reverse Stock Split (the “Majority Shareholder Written Consent”). The Majority Shareholder Written Consent constitutes the only shareholder approval required for the Authorized Share Increase and the Reverse Stock Split under the Nevada Revised Statutes (“NRS”). As a result, no further action by any other shareholder is required to approve the Authorized Share Increase and the Reverse Split and we have not and will not be soliciting your approval of the Authorized Share Increase and the Reverse Stock Split. Notwithstanding, the holders of our common stock of record at the close of business on March 9, 2026 (the “Record Date”), are entitled to notice of the Majority Shareholder Written Consent.

In accordance with Rule 14c-2 promulgated under the Exchange Act, the Authorized Share Increase and the Reverse Stock Split will become effective no sooner than 20 calendar days after we mail the Definitive Information Statement to our shareholders.

This is not a notice of a special meeting of shareholders and no shareholder meeting will be held to consider any matter which is described herein. We are not asking you for a consent or proxy and you are requested not to send us a consent or proxy.

This notice and the accompanying Information Statement are being mailed to the holders of our securities on or about March 24, 2026. This notice and the accompanying Information Statement shall constitute notice to you of the action by Majority Shareholder Written Consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

By Order of the Board of Directors,
Dated: March 24, 2026	/s/ Douglas Bathauer
Douglas Bathauer
Chief Executive Officer

Integral Technologies, Inc.

3605 Eastside Park Road, Suite 1

Evansville, IL 47715

(812) 812-2037

INFORMATION STATEMENT

March 24, 2026

GENERAL INFORMATION

Why am I receiving these materials?

This Information Statement has been filed with the Securities Exchange Commission (the “SEC”) and is furnished, pursuant to Section 14c of the Exchange Act, to the shareholders of record as of the Record Date of the Company’s common stock for the purpose of informing our shareholders of an action we are taking pursuant to the Majority Shareholder Written Consent and the unanimous written consent executed by the Board (i) approving the increase in the number of authorized shares of our common stock from 1,000,000,000 to 2,000,000,000 and (ii) effectuating a reverse stock split of the issued and outstanding shares of the Company’s common stock at a ratio of 1-for-8. Effective March 9, 2026, the Board approved the Authorized Share Increase and the Reverse Stock Split, subject to shareholder approval, which the Board received on March 23, 2026. Your consent is not required and is not being solicited in connection with the approval of the Authorized Share Increase and the Reverse Stock Split.

You are urged to read this Information Statement carefully and in its entirety for a description of the Authorized Share Increase and the Reverse Stock Split. The date of this Information Statement is March 24, 2026 and is first being mailed on or about March 24, 2026.

What action was taken by written consent?

We obtained written consent from the Majority Shareholders approving the Amendments to the Company’s Articles of Incorporation, as amended, to effectuate the Authorized Share Increase from 1,000,000,000 to 2,000,000,000 and to effectuate a reverse stock split of the issued and outstanding shares of the Company’s common stock at a ratio of 1-for-8.

When is the record date?

The close of business on March 9, 2026 is the record date (the “Record Date”) for the determination of shareholders entitled consent and entitled to receive this Information Statement.

What vote was obtained to approve the Authorized Share Increase and the Reverse Stock Split described in this Information Statement?

Section 78.320 of the NRS provides any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Section 78.315 of the NRS provides that any action required or permitted to be taken may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action.

On March 9, 2026, the Board adopted the resolution approving the Authorized Share Increase and the Reverse Stock Split. On March 23, 2026, shareholder approval of the Authorized Share Increase and the Reverse Stock Split was obtained through the written consent of the Majority Shareholders.

On the Record Date there were 246,135,391 shares of the Company’s common stock, and one share of Series C-1 Preferred Stock outstanding, which is held by Douglas Bathauer, the Company’s Chief Executive Officer. As of the Record Date, the Majority Shareholders had the voting power to vote a majority of the outstanding voting power of the Company. The Company also has one share of Series B Preferred Stock outstanding which holds no voting power.

The Series C-1 Preferred Stock has the right to vote solely on proposals to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock and to effectuate a reverse stock split of the Common Stock (collectively, the “Capitalization Amendments Proposals”), voting together with the Common Stock as one class. With respect to the Capitalization Amendments Proposals, the Series C-1 Preferred Stock has voting power equal to 51% of the number of votes eligible to vote at any stockholder meeting or by written consent. The Series C-1 Preferred Stock has no other voting rights, no liquidation rights, is not convertible into Common Stock or any other security, has no dividend rights, and has no preemptive rights. The Series C-1 Preferred Stock will be automatically cancelled upon the effectiveness of the Capitalization Amendment Proposals.

When will the Authorized Share Increase become effective?

In accordance with Rule 14c-2 promulgated under the Exchange Act, the Authorized Share Increase will become effective no sooner than 20 calendar days after we mail the Definitive Information Statement to our shareholders.

Who is paying the cost of this Information Statement?

The entire cost of furnishing this Information Statement will be paid by the Company.

Does any person have an interest in the adoption of the Authorized Share Increase?

No security holders receive an extra or special benefit not shared on a pro-rata basis by all other holders of the same class.

Do shareholders have dissenters’ or appraisal rights?

Holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights concerning the Authorized Share Increase and the Reverse Stock Split.

AMENDMENTS TO THE COMPANY’S ARTICLE OF INCORPORATION TO EFFECTUATE THE AUTHORIZED SHARE INCREASE AND THE REVERSE STOCK SPLIT

Overview

The Board and the Majority Shareholders have approved amendments to the Company’s Articles of Incorporation for the Authorized Share Increase and the Reverse Stock Split. The Authorized Share Increase amendment increases the number of authorized shares of the Company’s common stock from 1,000,000,000 to 2,000,000,000 and the Reverse Stock Split will reduce the number of issued and outstanding share of the Company’s common stock at a ratio of 1-for-8. The increase in authorized shares provides the Company with greater flexibility to issue additional shares for purposes such as raising capital and other corporate needs. However, it may result in dilution for existing shareholders if new shares are issued unless those shareholders acquire additional shares.

The proposed Amendments to effectuate the Authorized Share Increase and the Reverse Stock Split are attached to this Information Statement as Appendix A and Appendix B, respectively.

Purpose and Effect

As of the Record Date, the Company has issued 246,135,391 shares of common stock. The Company requires additional shares for general corporate purposes, including, but not limited to, stock dividends and splits, raising capital, issuing shares under employee stock option plans, or potential future transactions. To address potential limitations, the Company is increasing the number of authorized shares. This adjustment aims to provide flexibility needed for the aforementioned corporate purposes. The Board believes that the Authorized Share Increase will better position the Company to meet the future needs and respond swiftly to business opportunities. These changes will also support general corporate purposes.

In addition, the Board believes that the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders because it is expected to result in a higher per-share price of the Company’s common stock, which the Board believes may improve the marketability and value of the common stock for existing and prospective stockholders. Although the Company’s common stock is not currently listed on any securities exchange or quoted on an over the counter market, the Board believes that the Reverse Stock Split may better position the Company to more effectively pursue a potential listing or quotation of its common stock at a future date, should the Board determine it is desirable. The Reverse Stock Split is also intended to create a more manageable capital structure that may facilitate potential future financing transactions. The Board cannot predict, however, the effect of the Reverse Stock Split upon any future market price of the common stock, and there can be no assurance that the Reverse Stock Split will result in a proportionate increase in the per-share price of the common stock outstanding or that such price, if achieved, will be sustained for any period of time.

On March 9, 2026, the Board unanimously approved and recommended the Authorized Share Increase and the Reverse Stock Split for approval by the Majority Shareholders. On March 23 2026, the Majority Shareholders approved the proposal via written consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of the record date by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) each named executive officer, and (iv) all of our executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Integral Technologies, Inc., 3605 Eastside Park Road, Suite 1, Evansville, IL 47715.

Title of Class	Beneficial Owner	Amount of Beneficial Ownership	Percent Beneficially Owned
Directors and Named Executive Officers:
Common Stock	Douglas Bathauer (2)	243,823	*
Common Stock	James Eagan (3)	1,556,250	*
Common Stock	All executive officers and directors as a group (2 persons)	1,800,073	*
Common Stock	SBI Investments LLC, 2014-1 (4)	24,367,404	9.99%

* Less than one percent.

(1)         Represents voting power. Applicable percentages are based on 246,135,391 shares of common stock. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. It does not include options held by our management, which are subject to performance standards. Unless otherwise indicated in the footnotes to this table, Integral believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by them.

(2)         An executive officer and director of the Company. Does not include the one share of Series C-1 held by the reporting person. The Series C-1 Preferred Stock has voting power equal to 51% of the number of votes eligible to vote solely with respect to the Capitalization Amendments Proposals described in this Information Statement. The Series C-1 Preferred Stock will be automatically cancelled upon the effectiveness of the Amendments.

(3)         An director of the Company or its wholly-owned subsidiary.

(4)         Mr. Jonathan Juchno is the managing partner of the reporting person. Address is: 1111 Brickell Avenue, Suite 2920, Miami, FL 33131. The beneficial ownership of the reporting person is limited to 9.99% of the Company’s outstanding securities as a result of conversion and/or exercise blockers in its notes and warrants. The reporting person (or an affiliate of the reporting person) is the holder of one share of Series B Preferred Stock which holds no voting rights.

The additional shares of common stock to be authorized after the Authorized Share Increase is effective would have rights identical to the currently outstanding shares, except for effects incidental to increasing the number of authorized but unissued shares, such as the dilution of current shareholders’ ownership and voting interests when shares are issued. Current shareholders have no preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership. Thus, should our Board elect to issue additional shares, existing shareholders would not have any preferential rights to purchase any shares.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549, or may be accessed at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may call the Company at (812) 812-2037 or mail a request to receive separate copies to Integral Technologies, Inc., 3605 Eastside Park Road, Suite 1, Evansville, IL 47715 Attention: Corporate Secretary, and we will promptly deliver the Information Statement to you upon your request. Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the above actions. Your consent to the above actions is not required and is not being solicited. This Information Statement is intended to provide our shareholders with the information required by the rules and regulations of the Exchange Act.

March 24, 2026
By Order of the Board of Directors

/s/ Douglas Bathauer
Douglas Bathauer Chief Executive Officer

Appendix A

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF INTEGRAL TECHNOLOGIES, INC.

Integral Technologies, Inc. (the “Corporation”), a corporation organized and existing under the Revised Statutes of the State of Nevada (the “Nevada Revised Statutes”), hereby certifies as follows:

1.         Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, the amendment herein has been duly approved by the Board of Directors and the holders of the majority of the outstanding voting power of the Corporation.

2         Article FOURTH of the Articles of Incorporation, as amended, is hereby amended to increase the number of authorized shares of common stock as follows:

2,000,000,000 shares of common stock, $0.001 par value.

3.         This Certificate of Amendment to the Articles of Incorporation were duly adopted and approved by the Board of Directors and shareholders of the Corporation on the ___th day of March 2026 in accordance with Sections 78.385 and 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Articles of Incorporation as of the ___ day of _______ 2026.

/ s/ Douglas Bathauer Name: Douglas Bathauer Chief Executive Officer

Appendix B

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF INTEGRAL TECHNOLOGIES, INC.

Integral Technologies, Inc. (the “Corporation”), a corporation organized and existing under the Revised Statutes of the State of Nevada (the “Nevada Revised Statutes”), hereby certifies as follows:

1.    Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, the amendment herein has been duly approved by the Board of Directors and the holders of the majority of the outstanding voting power of the Corporation.

2.    Article FOURTH of the Articles of Incorporation, as amended, is hereby amended to add the following paragraph:

“At _______, Eastern Time, on __________, 2026 (the “Effective Time”), each eight (8) shares of common stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. To the extent that any shareholder shall be deemed after the Effective Time as a result of these Articles of Amendment to own a fractional share of common stock, such fractional share resulting from the Reverse Stock Split shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall, automatically and without the necessity of presenting the same for exchange, thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

3.    This Certificate of Amendment to the Articles of Incorporation were duly adopted and approved by the Board of Directors and shareholders of the Corporation on the __th day of March 2026 in accordance with Sections 78.385 and 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Articles of Incorporation as of the ___ day of _________2026.

/ s/ Douglas Bathauer Name: Douglas Bathauer Chief Executive Officer